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EXHIBIT 99.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of Oregon Pacific Bancorp (the "Company") on Form 10-K for the period ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Joanne Forsberg, Secretary of the Company and Chief Financial Officer of Oregon Pacific Banking Co. (the "Bank"), certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company and the Bank.

/s/ Joanne Forsberg

Joanne Forsberg
Secretary and Financial Officer
March 28, 2003

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